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                                                                     EXHIBIT 10


INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Texas Municipal Bond Fund
of Merrill Lynch Multi-State Municipal Series Trust:



We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 33-40480 of our report dated September 10, 1998 appearing in the annual report to shareholders of the Merrill Lynch Texas Municipal Bond Fund for the year ended July 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Princeton, New Jersey
September 28, 1998